Exhibit 99.7
CONSENT OF WILLIAM B. MARCUS

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, William B. Marcus, hereby consent to be named as a prospective director of Tailwind Financial Inc. (“Tailwind Financial”) in the Registration Statement on Form S-4 of Tailwind Financial, dated May 13, 2008, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.

Signature:	/s/ William B. Marcus
Name:	William B. Marcus

Dated: May 13, 2008